UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2016

Carolco Pictures, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 Glades Road, Ste. 500 Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 826-9307

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On June 22, 2016, Carolco Pictures, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) by and between the Company, Tarek Kirschen, the Chief Executive Officer of the Company and South Centre, Inc. (“South Centre”).

The SPA provided that the Company would issue to Mr. Kirschen 5,000,000 shares of newly designated Series A Preferred Stock of the Company, par value $0.0001 per share (the “Series A Stock”) in exchange for the payment to the Company of $500, which would thereafter be sold by Mr. Kirschen to South Centre for $150,000. The principal of South Centre thereby became the controlling shareholder of the Company.

The SPA, as amended pursuant to Amendment No. 1 to the SPA, executed on June 24, 2016, provided that the closing of the transactions thereunder (the “Closing”) would occur upon satisfaction of all conditions precedent, including the issuance of the shares of Series A Stock and the issuance of shares of Series B Preferred Stock of the Company as discussed below, the delivery of certain documents to evidence the valid issuance of the Series A Stock to Mr. Kirschen, the execution and delivery of certain additional documents, including the Release and Issuance Agreement as discussed below, and certain other customary closing condition. All such conditions were satisfied and the transactions under the SPA closed on June 27, 2016.

The SPA is attached hereto as Exhibit 10.1 and Amendment 1 is attached hereto as Exhibit 10.2.

Release and Issuance Agreement

On June 22, 2016, in connection with and as required by the SPA, the Company entered into a Release and Issuance Agreement by and between Mr. Kirschen, the Company, Alexander Bafer, a former officer and shareholder of the Company, and South Centre (the “Release Agreement”). Pursuant to the Release Agreement, effective as of the Closing, (i) Mr. Kirschen released all claims that he may have against the Company, Mr. Bafer and their respective related parties; and (ii) Mr. Bafer released all claims that he may have against Mr. Kirschen and his related parties.

In the Release Agreement, the Company also agreed to issue to Mr. Kirschen 5,000,000 shares of Series A Stock, and 1,000,000 shares of newly designated Series B Preferred Stock of the Company, par value $0.0001 per share (the “Series B Stock”), and Mr. Kirschen agreed to forgive $438,767.35 that was owed by the Company to Mr. Kirschen (the “Debt”). See Item 5.03 below for a description of the Series A and Series B Preferred Stock.

The Release Agreement is attached hereto as Exhibit 10.3.

The transactions under the Release Agreement closed concurrently with the Closing under the SPA, on June 28, 2016.

Item 3.02 Unregistered Sales of Equity Securities

On June 28, 2016, the Company issued 5,000,000 shares of Series A Stock and 1,000,000 shares of Series B Stock to Mr. Kirschen. The Series A Stock was issued for payment by Mr. Kirschen to the Company of $500 and the Series B Stock was issued in exchange for the forgiveness of the Debt by Mr. Kirschen.

At the option of the holder thereof, each share of Series B Stock is convertible into two shares of common stock of the Company (the “Common Stock”). There is no adjustment to the conversion ratio in the event of a reverse stock split of the common stock or for any other reason.

The issuances of the Series A Stock and the Series B Stock to Mr. Kirschen were completed pursuant to exemptions from registrations provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D under the Securities Act.

ITEM 5.01 Changes in Control of Registrant.

On June 27, 2016, the transactions pursuant to the SPA and the Release Agreement closed, pursuant to which 5,000,000 shares of Series A Stock were issued to Mr. Kirschen, Chief Executive Officer and a director of the Company, and such shares of Series A Stock were subsequently sold to South Centre in exchange for the payment to Mr. Kirschen of $150,000. The sole shareholder of South Centre is David Cohen.

Each share of Series A preferred stock has voting rights equal to 100 votes per share. As a result of the transactions, South Centre gained voting control of the Company, holding 62.42% of the voting power of all shares outstanding.

As part of the transactions, and in accordance with the terms thereof, upon Closing, Mr. Cohen was named a director and the Chief Executive Officer of the Company.

Except as described herein, there were no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors or other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective concurrently with the Closing, the following individual was appointed to the Board:

Name	Title
David Cohen	Director

Concurrently with this appointment, Leonard Lauren and Mr. Kirschen each resigned as a director of the Company, and Mr. Kirschen resigned all positions as an officer and employee of the Company. Neither Mr. Lauren’s nor Mr. Kirschen’s resignations were the result of any disagreement with the Company on any matter relating to its operation, policies (including accounting or financial policies) or practices.

There is no arrangement or understanding among any of the new director, on the one hand or any other person, on the other hand, pursuant to which a new director was appointed as a director. No new director has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The new director has not received any compensation in connection with his appointment as a director and no new director will serve on a committee of the Board of directors, at this time.

Effective concurrently with the Closing, the Board appointed the following individual to serve as an officer of the Company:

Name	Title
David Cohen	Chief Executive Officer

At this time, we do not have any written employment agreement or other formal compensation agreements with our new officer and director. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

The following is a brief description of the background on our recently appointed officer and director.

Mr. Cohen is our Chief Executive Officer and a Director of the Company. Prior to joining the Company, Mr. Cohen was a Director of Investment Banking at Newbridge Securities Corporation and National Securities Corp, where he led the underwriting efforts for myriad NASDAQ and NYSE listed public companies.

Prior to working with these investment banks, Mr. Cohen founded a private equity firm based in North Palm Beach, Florida. That Firm’s successful philosophy focused on achieving high compounding risk-adjusted returns through investments in securities approaching an inflection point as informed by proprietary macro and microeconomic analyses. Those investments included public equity and debt securities, equity derivatives and select direct investments in private companies. The firm deployed capital through multi-year investments with innovative companies that were both under followed by research analysts and inefficiently priced by the investment community.

Preceding his ownership in the aforementioned private equity firm, Mr. Cohen was the Founder, President, Chief Executive Officer and Director of a publicly traded company. During his leadership, Mr. Cohen executed a successful roll-up strategy within his industry, oversaw day-to-day management, led mergers, acquisitions and divestitures, employed junior management to oversee 40 employees and provided an informed voice to the Wall Street investment community.

His 20 years of expertise in the securities markets includes all facets of public company management, corporate finance and corporate consulting for publicly-traded companies. As an advisor for various investment banking firms and brokerages, Mr. Cohen has specialized in the small and lower-middle market sectors, arranging financings in the public and private equity markets for emerging companies in a variety of industries. Mr. Cohen holds a Bachelor of Arts degree from Pace University in New York City.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amendment of Articles

On June 27, 2016, the Company amended its Articles of Incorporation to designate each of the Series A Stock and the Series B Stock.

5,000,000 shares were designated as Series A Stock. The number of shares of Series A Stock which were authorized is not subject to increase without the consent of all of the holders of the Series A Stock. The Series A Stock has no economic rights to receive any distributions or other assets of the Company, and has no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Each share of Series A Stock is entitled to vote on all matters requiring a shareholder vote of the Company and each share of Series A Stock has 100 votes relative to each share of Common Stock.

1,000,000 shares were designated as Series B Stock. The number of shares of Series B Stock which were authorized is not subject to increase without the consent of all of the holders of the Series B Stock. The Series B Stock has no economic rights to receive any distributions or other assets of the Company, and has no dividend rights except as may be declared by the Board in its sole and absolute discretion, out of funds legally available for that purpose. Each share of Series B Stock is entitled to vote on all matters requiring a shareholder vote of the Company and each share of Series B Stock has one vote relative to each share of Common Stock. At the option of the holder thereof, each share of Series B Stock is convertible into two shares of Common Stock. There is no adjustment to the conversion ratio in the event of a reverse stock split of the common stock or for any other reason.

The Certificate of Designation for the Series A Stock is attached hereto as Exhibit 4.1, and the Certificate of Designation for the Series B Stock is attached hereto as Exhibit 4.2.

Amendment of Bylaws

On June 22, 2016, pursuant to a resolution of the Board, the Board amended the Bylaws of the Company (the “Bylaws”), pursuant to authority granted in the Bylaws, to set the size of the Board at two persons, or such other number as determined by resolution of the Board.

The text of the amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

3.1	Text of Amendment to Bylaws, as amended on June 22, 2016

4.1	Certificate of Designation of Series A Preferred Stock

4.2	Certificate of Designation of Series B Preferred Stock

10.1	Stock Purchase Agreement, dated as of June 22, 2016 by and between Tarek Kirschen, South Centre, Inc. and Carolco Pictures, Inc.

10.2	Amendment No. 1 to Stock Purchase Agreement, dated as of June 24, 2016, by and between Tarek Kirschen, South Centre, Inc. and Carolco Pictures, Inc.

10.3	Release and Issuance Agreement, dated as of June 22, 2016, by and between Tarek Kirschen, South Centre, Inc., Alexander Bafer and Carolco Pictures, Inc..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Carolco Pictures, Inc.

Date: June 28, 2016	By:	/S/ David Cohen
David Cohen, Chief Executive Officer